Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 98 to the Registration Statement on Form N-1A of Fidelity Capital Trust: Fidelity Capital Appreciation Fund of our report dated December 17, 2009; Fidelity Disciplined Equity Fund and Fidelity Focused Stock Fund of our report dated December 11, 2009; and Fidelity Value Fund of our report dated December 21, 2009 on the financial statements and financial highlights included in the October 31, 2009 Annual Report to Shareholders of the above referenced funds which is also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 24, 2009